SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated December 3, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

          On December 3, 2010, Zale Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following matters were voted upon and the results of the voting were as follows:

          (1)       A proposal to elect seven directors for terms that will expire at the 2011 annual meeting of stockholders.  The nominees, Messrs. Braverman, Gilman, Kaluzny, Killion, Lowe, Morrow and Sonsteby were elected to serve as directors.  The results of the voting were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Yuval Braverman	15,584,170	702,744	10,126,571
Kenneth B. Gilman	15,893,131	393,783	10,126,571
Stefan L. Kaluzny	15,946,608	340,306	10,126,571
Theo Killion	15,938,357	348,557	10,126,571
John B. Lowe, Jr.	15,866,936	419,978	10,126,571
Peter Morrow	15,946,945	339,969	10,126,571
Charles M. Sonsteby	15,589,634	697,280	10,126,571

          (2)       A proposal to approve an amendment to the Zale Corporation Non-Employee Director Equity Compensation Plan to increase the number of shares reserved for issuance under the plan by 250,000 shares.  The proposal was not approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,099,010	12,131,480	56,424	10,126,571

          (3)       An advisory proposal to approve the Company’s executive pay-for-performance policies and procedures as described in the Compensation Discussion and Analysis and tabular disclosure set forth in the Company’s Proxy Statement for the Annual Meeting.  The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,094,292	1,135,648	56,974	10,126,571

          (4)       To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2011.  The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
26,230,857	115,957	66,671

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	December 8, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer